EXHIBIT 10.14

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, restated, supplemented, extended or otherwise modified from time to time, this “Agreement”) dated as of April 26, 2019, is entered into by Radiant Images, Inc., a California corporation (“Debtor”), in favor of Optical Flow, LLC, a Nevada limited liability company, for the benefit of itself as collateral agent (in such capacity, the “Collateral Agent”) and for the benefit of the Secured Note Holders (as defined below).

RECITALS

WHEREAS, Debtor may issue Secured Promissory Notes (as amended, restated, supplemented, extended or otherwise modified from time to time, each, a “Secured Note” and collectively, the “Secured Notes”) to certain lenders (together with any successors and assigns that at any time may hold an interest in a Secured Note, collectively, the “Secured Note Holders”); and

WHEREAS, as a condition to the obligations of the Secured Note Holders to loan the Debtor funds pursuant to the Secured Notes, the Secured Note Holders have required Debtor to enter into this Agreement and grant the security interests described herein in the Collateral in favor of Collateral Agent for the benefit of itself and the Secured Note Holders.

AGREEMENT

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good, valuable, and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Secured Notes. To the extent that any terms or concepts defined or used herein are defined or used in the UCC (as defined below), such terms or concepts shall be interpreted for purposes hereof in a manner that is consistent with such definition or use in the UCC. The following terms shall have the meanings set forth below:

“Applicable Percentage” means, with respect to any Secured Note Holder at any time, the percentage of the total outstanding principal amount of all Secured Notes represented by the outstanding principal amount of the Secured Notes held by such Secured Note Holder.

“Collateral” shall mean all right, title and interest of Debtor in, to and under, whether now existing or hereafter acquired, (a) all accounts and accounts receivable now or hereafter existing evidencing or relating to the right to receive payment respecting any such accounts, (b) all chattel paper (whether tangible or electronic), (c) all contracts, contract rights or rights to the payment of money, (d) all documents, (e) all general intangibles including, without limitation, all payment intangibles, (f) all instruments (including promissory notes), (g) all equipment, (h) all software, (i) all inventory, (j) all patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, goodwill, (k) all other machinery, apparatus, equipment, computers, software, fittings, fixtures, furniture and furnishings, (l) all tort claims, (m) all deposit accounts and securities accounts, (n) all letters of credit (whether or not the letter of credit is evidenced by a writing) and letters of credit rights, (o) all securities and other investment property, (p) any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other liabilities at any time held or owing for the credit or the account of Debtor, (q) all supporting obligations, (r) any and all insurance claims or payments and proceeds, (s) all interest of Debtor in any goods (including inventory, equipment and any accessories thereto), (t) all commercial tort claims, and (u) any and all products and proceeds of any of the foregoing whenever generated.

“Collateral Agent” means Optical Flow, LLC, in its capacity as collateral agent, or any successor collateral agent appointed pursuant to the terms of this Agreement.

“Event of Default” shall have the meaning specified in Section 11 of this Agreement.

“Lien” shall mean a pledge, assignment, lien, charge, mortgage, encumbrance, or other security interest obtained under this Agreement or under any other agreement or instrument with respect to any present or future assets, property, contract rights, or revenues in order to secure the payment of indebtedness of the party referred to in the context in which the term is used.

“Obligations” shall mean (a) (i) the principal of and any interest on the Secured Notes and (ii) all other obligations and liabilities of Debtor, whether now existing or hereafter incurred, under, arising out of, or in connection with, the Secured Notes and the due performance and compliance by Debtor with all of the terms, conditions, and agreements contained in the Secured Notes; (b) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its Lien and security interest in the Collateral; (c) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (a) and (b) above, all costs and expenses of any exercise by the Collateral Agent of its rights hereunder, together with attorneys’ fees and court costs; and (d) to the extent not otherwise included in clauses (a), (b), or (c) above, Debtor’s obligations set forth in this Agreement.

“Proceeds” has the meaning given such term in Section 9102(a)(64) of the UCC.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of California from time to time.

2. Grant of Lien. As security for the due and punctual payment and performance in full of all Obligations (whether at the stated maturity, by acceleration, or otherwise and whether now owing or incurred in the future), Debtor hereby pledges, assigns, charges, delivers, and grants to the Collateral Agent, for the benefit of itself and the Secured Note Holder, a continuing perfected security interest in and a general Lien upon all of Debtor’s right, title, and interest in and to the Collateral and all additions thereto and substitutions therefor, whether heretofore, now or hereafter received by or delivered or transferred to the Collateral Agent hereunder.

3. Continuing Security Interest.

(a) This Agreement creates an assignment, pledge, charge, continuing perfected security interest in, and general Lien upon, the Collateral and shall (i) remain in full force and effect until all Obligations have been satisfied, (ii) be binding upon Debtor and its successors, permitted transferees, and permitted assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees, and assigns, for the benefit of the Collateral Agent and the Secured Note Holder.

(b) Upon the full satisfaction of all Obligations, the assignment, pledge, charge, Lien, and security interest granted hereunder shall terminate, and all rights to the Collateral shall revert to Debtor. Upon such termination, the Collateral Agent will (i) execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination, (ii) deliver and transfer such Collateral to Debtor and (iii) file and record with the appropriate filing offices the termination statements, cancellations, satisfactions or similar documents necessary to evidence or otherwise give public notice of the termination of the security interests granted hereunder. In the event that the Collateral Agent fails to file such termination statements, cancellations, satisfactions or similar documents, Debtor is hereby authorized to file and record with the appropriate filing offices, on behalf of the Collateral Agent and the Secured Note Holder, such termination statements, cancellations, satisfactions or similar documents.

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4. Debtor Remains Liable. Anything herein to the contrary notwithstanding, (a) Debtor shall remain liable under any agreements which have been (in whole or in part) pledged or assigned herein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release Debtor from any of its duties or obligations under any such agreements; and (c) the Collateral Agent shall not have any obligation or liability under any such agreements by reason of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5. Delivery and Perfection. Debtor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral, and agrees to take all such other actions and to execute and deliver and file or cause to be filed such other instruments or documents, as the Collateral Agent may reasonably require in order to establish and maintain a perfected, valid, and continuing security interest and Lien in the Collateral in accordance with this Agreement and the UCC and other applicable law.

6. Proceeds of Sale. Nothing contained in this Agreement shall limit or restrict in any way the Collateral Agent’s right to receive Proceeds of the Collateral in any form in accordance with the provisions of this Agreement. All Proceeds that are received by Debtor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of Debtor and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement, document or instrument of transfer).

7. Inspection. Debtor agrees upon notice provided by the Collateral Agent, to permit the Collateral Agent, through its officers and agents, to examine and inspect the Collateral and all records pertaining thereto, and to make extracts from such records as the Collateral Agent may require.

8. Representations and Warranties. Debtor represents, warrants and covenants to the Collateral Agent that:

(a) Debtor is a corporation duly organized and validly existing under the laws of the State of California;

(b) Debtor’s exact legal name, jurisdictions of registration (i.e., incorporation or formation), and chief executive office is set forth in the Secured Note and below its name on the signature pages hereto.

9. Covenants. During the term of this Agreement, Debtor shall:

(a) Take all steps to preserve and protect the Collateral;

(b) Pay or cause to be paid when due all taxes, assessments, and other charges relating to the Collateral or this Agreement and reimburse the Collateral Agent for all costs of and fees incurred in connection with any filing of the documents and instruments referred to in Section 5; and

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(c) Not change its: (i) name; (ii) chief executive office; (iii) type of organization; (iv) jurisdiction of organization; or (v) other legal structure without at least ten (10) days’ prior written notice to the Collateral Agent. Prior to effectuating any change described in the preceding sentence, Debtor shall take or cause to be taken all actions deemed by the Collateral Agent to be necessary or desirable to prevent any financing or continuation statement from becoming seriously misleading or rendered ineffective, or the security interests granted herein from becoming unperfected or the relative priority thereof otherwise impaired, as a result of such removal or change.

10. Further Assurances and Protections.

(a) Debtor shall at its expense do, file, record, make, execute, and deliver all such acts, notices, instruments, statements, or other documents as the Collateral Agent may request in writing to perfect, preserve, or otherwise protect the security interest and Liens of the Collateral Agent in the Collateral or any part thereof or to give effect to the rights, powers, and remedies of the Collateral Agent under this Agreement;

(b) Debtor will give prompt written notice to the Collateral Agent of, and defend the Collateral against, any suit, action, or proceeding related to the Collateral or which could adversely affect the security interests and Liens granted hereunder; and

(c) Debtor authorizes Collateral Agent to have this or any other similar agreement recorded or filed with any applicable federal, state or foreign government office.

11. Events of Default. The occurrence of any of the following events or conditions shall constitute an event of default (each an “Event of Default”) under this Agreement:

(a) the occurrence and continuation of an Event of Default as defined in any of the Secured Notes;

(b) any representation or warranty made in this Agreement, any Secured Note or any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Collateral Agent shall be untrue or incorrect in any material respect as of the date when made or deemed made; or

(c) the failure or refusal by Debtor to perform, or the breach or violation of, any of any materials terms, obligations, covenants, or warranties of this Agreement and that failure or refusal continues unremedied for five (5) business days after written notice of such failure or refusal is given to Debtor.

12. Remedies upon an Event of Default. On and after the occurrence and continuance of an Event of Default, the Collateral Agent may, in its discretion, assert all rights and remedies of a secured party under the UCC (whether or not in effect in any applicable jurisdiction) and all other applicable law. The proceeds of any collection, liquidation, or other disposition of the Collateral shall be applied by the Collateral Agent first to the payment of all expenses (including, without limitation, all fees, taxes, attorneys’ fees and legal expenses) incurred by the Collateral Agent in connection with retaking, holding, collecting, or liquidating the Collateral. The balance of such proceeds, if any, shall, to the extent permitted by law, be applied to the payment of the Obligations in the order of application set forth in Section 27 of this Agreement. In case of any deficiency, Debtor shall, whether or not then due, remain liable therefor. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to Debtor at its notice address specified on the signature page hereof fourteen (14) business days prior to the date of such disposition shall constitute commercially reasonable notice. Without precluding any other methods of sale or other disposition, the sale or other disposition of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with commercial practices of creditors disposing of similar property; but in any event the Collateral Agent may sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose such Collateral on such terms and to such purchaser(s) (including the Collateral Agent or any Secured Note Holder) as the Collateral Agent in its absolute discretion may choose, and for cash or for credit or for future delivery, without assuming any credit risk, at public or private sale or other disposition without demand of performance, and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Debtor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale or other disposition hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale or other disposition, unless prohibited by applicable law, the Collateral Agent and the Secured Note Holders may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. The Collateral Agent shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

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The Collateral Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to this Agreement. Debtor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

Debtor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the relevant Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Debtor acknowledges that any such private sale may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to enable the registration of the Collateral or related transaction so as to permit a public offer to be made with respect thereto.

13. Collateral Agent Appointed Attorney-in-Fact. Without limiting any rights or powers granted to the Collateral Agent pursuant to this Agreement, applicable law or otherwise, Debtor hereby appoints the Collateral Agent as its attorney-in-fact, with full power and authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in the Collateral Agent’s discretion to take any and all action and to execute, file and record any and all instruments, agreements, and documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, and to receive, endorse and collect all instruments made or payable to Debtor representing any Proceeds in respect of the Collateral or any part thereof and to give full discharge for the same. The appointment set forth in this Section 13 is coupled with an interest and is irrevocable.

14. Collateral Agent May Perform. If Debtor fails to perform any agreement, covenant, or obligation contained herein, the Collateral Agent may itself perform, or cause performance of such agreement, covenant or obligation and the expenses and costs of the Collateral Agent incurred in connection therewith shall be payable by Debtor.

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15. Security Interest Absolute. All rights of the Collateral Agent and all Liens hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional irrespective of:

(a) lack of validity or enforceability of this Agreement or any Secured Note;

(b) any change in the time, manner, or place of payment of, or in any other term of any or all of the Obligations or any amendment or waiver of any provision of this Agreement or any Secured Note;

(c) any release or non-perfection of any portion of the Collateral or any exchange, release, or non-perfection of any other collateral, or any release, amendment, or waiver of any guaranty for all or any of the Obligations; or

(d) any other circumstance which might otherwise constitute a defense available to, or a discharge of Debtor in respect of the Obligations or this Agreement or any Secured Note.

16. Collateral Agent’s Duties. The powers conferred to the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral and shall not impose any duty upon it to exercise any such powers except for the safe custody of any Collateral or any portion thereof in its possession, and the Collateral Agent shall exercise that standard of care with respect to the Collateral in its possession which it exercises in the administration of its own assets and property; provided, however, that the Collateral Agent shall not be liable for any action taken or omitted with respect to the Collateral or this Agreement unless such liability results solely from the gross negligence or willful misconduct of the Collateral Agent as determined by a final non-appealable judgment by a court of competent jurisdiction. The Collateral Agent shall have no duty as to the Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to the Collateral.

17. Rights Cumulative. The rights, powers, and remedies of the Collateral Agent under this Agreement shall be in addition to all rights, powers, and remedies given to the Collateral Agent by virtue of any statute or rule of law or any agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Collateral Agent’s security interest, Lien, and assignment in the Collateral.

18. Indemnity and Expenses.

(a) The Collateral Agent shall not have any liability to any Person and shall be indemnified and held harmless by Debtor for any liability incurred by reason of taking or refraining from taking any action with respect to the Collateral, except in the case such liability results solely from the gross negligence or willful misconduct of the Collateral Agent as determined by a final non-appealable judgment by a court of competent jurisdiction. Debtor agrees to indemnify the Collateral Agent from and against any and all claims, losses, and liabilities arising out of or connected with this Agreement (including, without limitation, enforcement of this Agreement), except such claims, losses, or liabilities resulting solely from the Collateral Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment by a court of competent jurisdiction. This Section 18(a) shall survive any termination of this Agreement.

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(b) Debtor agrees to pay all expenses, costs, and disbursements incurred by the Collateral Agent (including, without limitation, all attorneys’ fees and other legal expenses incurred by the Collateral Agent in connection therewith) in connection with (i) retaking, holding, collecting, preparing for sale, and selling or otherwise realizing upon, liquidating, or disposing of the Collateral, (ii) the enforcement of its rights hereunder upon the occurrence and during the continuance of an Event of Default, (iii) the performance by the Collateral Agent of any agreement, covenant, or obligation of Debtor contained herein that Debtor has failed or refused to perform, and (iv) the participation or other involvement of the Collateral Agent and any Secured Note Holder with (A) bankruptcy, insolvency, receivership, foreclosure, winding up, or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise, or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent and the Secured Note Holders in respect thereof, by litigation or otherwise, including expenses of insurance, (B) judicial or regulatory proceedings, and (C) workout, restructuring, or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated).

19. Amendment or Waiver. Neither this Agreement nor any terms hereof may be changed, waived, discharged, or terminated unless such change, waiver, discharge or termination is in writing signed by the Company and the Collateral Agent.

20. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and mailed or delivered: if to Debtor, at the addresses specified immediately below Debtor’s name on the signature page hereof; and if to the Collateral Agent at its address specified immediately below its name on the signature page hereof; or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

21. No Waiver. No failure or delay on the part of the Collateral Agent in exercising any right, power or privilege hereunder or under the UCC or any other applicable law shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder or under the UCC or any other applicable law preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on the Collateral Agent in any case shall entitle Debtor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.

22. Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of that provision in any other jurisdiction.

23. Non-Assignment. Debtor shall not have the right to assign its rights or delegate its obligations hereunder or any part thereof to any other person without the Collateral Agent’s prior written consent. This Agreement shall be binding upon any successors or assigns of Debtor, and shall benefit any successors or assigns of the Collateral Agent.

24. Integration. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

25. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, without giving effect to conflicts of laws principles.

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26. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties to this Agreement, and an executed copy of this Agreement may be delivered by one or more parties to this Agreement by facsimile or similar electronic transmission device (including signature via DocuSign or similar services) pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

27. Collateral Agent.

(a) By execution and delivery of this Agreement or by acceptance of this Agreement after the date hereof, each Secured Note Holder hereby appoints (i) the Collateral Agent to hold the Liens granted in this Agreement and to exercise all of the rights and powers granted to the Collateral Agent in this Agreement and all other rights which are reasonably incidental thereto, in each case for the benefit of itself and the Secured Note Holders, and (ii) the Collateral Agent as its agent for the purposes of creating and perfecting its interest in the Collateral. The Collateral Agent hereby accepts such appointment by the Secured Note Holders. All items of Collateral and any interest therein to be delivered to or held by the Collateral Agent pursuant to this Agreement shall be held by the Collateral Agent, for the benefit of itself and the Secured Note Holders. The Secured Note Holders acknowledge and agree that any right, remedy, privilege or power under this Agreement shall be exercised by the Collateral Agent only. Debtor may conclusively and absolutely rely, without inquiry, upon any action of the Collateral Agent in all matters referred to in this Agreement and the Secured Note Holders confirm all that the Collateral Agent shall do or cause to be done by virtue of its appointment as Collateral Agent.

(b) The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder to the maximum extent permitted by law. The duties of the Collateral Agent shall be mechanical and administrative in nature. The Collateral Agent shall not have, by reason of this Agreement or otherwise, a fiduciary relationship in respect of any of the Secured Note Holders; and nothing is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Collateral except as expressly set forth herein.

(c) The Collateral Agent shall be reimbursed by the Secured Note Holders for all of its expenses incurred in performing its duties hereunder. To the extent Debtor fails to make any payments to the Collateral Agent pursuant to Section 18 of this Agreement, the Secured Note Holders agree that such payments shall be satisfied from the proceeds of liquidation of the Collateral prior to distributions to be made to the Secured Note Holders pursuant to this Section. If, after such application, amounts owed to the Collateral Agent pursuant to Section 18 of this Agreement remain unpaid, each Secured Note Holder hereby agrees to reimburse the Collateral Agent for such unpaid amounts ratably in accordance with such Secured Note Holder’s Applicable Percentage. Without limiting the generality of the foregoing, the Secured Note Holders agree to reimburse the Collateral Agent promptly upon demand, ratably in accordance with their respective Applicable Percentages, for any out-of-pocket expenses, including, without limitation, outside counsel fees and allocated in-house counsel expenses incurred by the Collateral Agent in connection with the performance of this Agreement.

(d) Independently and without reliance upon the Collateral Agent, each Secured Note Holder, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the shareholders of Debtor, and (ii) its own appraisal of the creditworthiness of Debtor, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Note Holder with any credit or other information with respect thereto. The Collateral Agent shall not be responsible to any Secured Note Holder for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or the Collateral or the financial condition of Debtor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement.

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(e) Prior to receipt of a written notice from a Secured Note Holder that an Event of Default has occurred (“Notice of Default”), the Collateral Agent shall have the power, but not the obligation, to take such actions as the Collateral Agent in its discretion deems necessary or desirable to perfect, preserve, or otherwise protect the security interest and Liens in the Collateral or any part thereof, without the consent of the Secured Note Holders. After a Notice of Default has been received by the Collateral Agent, the Collateral Agent shall take such actions under this Agreement as may be directed by the Secured Note Holders or by a final order, decree or judgment of a court of competent jurisdiction and from which no appeal has been taken and as to which the time the right to appeal has expired. Except as set forth in Section 27(i), the Collateral Agent shall be required to act or not act upon the instructions of the Secured Note Holders, and those instructions shall be binding upon the Collateral Agent.

(f) All proceeds of the Collateral shall be applied as follows:

(i) first, to the payment of all fees and expenses (including, without limitation, all fees, taxes, attorneys’ fees and legal expenses) incurred by the Collateral Agent in connection with retaking, holding, collecting, or liquidating the Collateral, until paid in full;

(ii) second, to payment of all fees, expenses, indemnities and other amounts owed to the Collateral Agent under Sections 18 or 27(c) or otherwise under this Agreement, until paid in full;

(iii) third, to payment of that portion of the Obligations constituting fees, expenses and indemnities owed to the Secured Note Holders, ratably among the Secured Note Holders in proportion to the respective amounts described in this clause third payable to them;

(iv) fourth, to payment of that portion of the Obligations constituting interest owed to the Secured Note Holders, ratably among the Secured Note Holders in proportion to the respective amounts described in this clause fourth payable to them, until paid in full;

(v) fifth, to payment of that portion of the Obligations constituting unpaid principal of the Secured Notes, ratably among the Secured Note Holders in proportion to the respective amounts described in this clause fifth held by them, until paid in full;

(vi) sixth, to pay any other Obligations owed to the Collateral Agent or the Secured Note Holders, ratably among the Collateral Agent and the Secured Note Holders in proportion to the respective amounts described in this clause sixth payable to them, until paid in full;

(vii) last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Debtor or as otherwise required by law.

In the event any proceeds of Collateral are deposited with or under the control of a Secured Note Holder or if a Secured Note Holder receives more of the proceeds of Collateral than it is entitled to under this Section 27(f), such Secured Note Holder shall pay over such proceeds to the Collateral Agent for application to the Obligations as provided in this Section 27(f).

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(g) The Collateral Agent may at any time give notice of its resignation to the Secured Note Holders and Debtor. Upon receipt of any such notice of resignation, the Secured Note Holders shall have the right to appoint a successor. If no such successor shall have been so appointed by the Secured Note Holders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Note Holders, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Secured Note Holder directly, until such time as the Secured Note Holders appoint a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder (if not already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section shall continue in effect for the benefit of such retiring Collateral Agent in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

(h) The Collateral Agent shall use reasonable care in the custody and preservation of any Collateral in the Collateral Agent’s possession. The Collateral Agent shall not be liable for (i) any action taken or omitted by it in its discretion under or in connection with this Agreement, or any other applicable document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment by a court of competent jurisdiction) or (ii) any action taken or omitted by it at the request of the Secured Note Holders.

(i) Notwithstanding anything in this Agreement or any other agreement or document, express or implied, it is agreed that (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, (ii) the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to applicable law; (iii) the Collateral Agent may consult with legal counsel or independent public accountants and other experts selected by it and shall be entitled to fully rely upon any opinion of such counsel or accountant in connection with any action taken or omitted to be taken by the Collateral Agent in accordance with the advice of such counsel, accountants or experts; and (iv) the Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by the Collateral Agent.

(j) The provisions of this Section 27 are solely for the benefit of the Collateral Agent and the Secured Note Holders, and Debtor shall not have rights as a third-party beneficiary of any of such provisions.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

DEBTOR:

RADIANT IMAGES, INC.

By:
Name:	Gianna Wolfe
Title:	Chief Executive Officer

Address:	2702 Media Center Drive
Los Angeles, CA 90065

[Signature Page to Security Agreement]

11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

COLLATERAL AGENT:

OPTICAL FLOW, LLC

By:
Name:	Corby Marshall
Title:	Manager

By:
Name:	Lucas Foster
Title:	Manager

Address:	7119 West Sunset Blvd., #468
Los Angeles, CA 90046

[Signature Page to Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

SECURED NOTE HOLDER:

OPTICAL FLOW, LLC

By:
Name:	Corby Marshall
Title:	Manager

By:
Name:	Lucas Foster
Title:	Manager

Address:	7119 West Sunset Blvd., #468
Los Angeles, CA 90046

[Signature Page to Security Agreement]